Exhibit 10.5

CONSENT AND EIGHTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Consent and Eighth Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 22nd day of March, 2024 by and between Silicon Valley Bank, a division of First-Citizens Bank & Trust Company and Q32 Bio Inc., a Delaware corporation (“Borrower”) whose address is 830 Winter Street, Waltham, Massachusetts 02451.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 11, 2020, as amended by that certain First Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of December 30, 2021, as further amended by that certain Second Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of June 30, 2022, as amended by that certain Third Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of August 10, 2022, as amended by that certain Fourth Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of December 21, 2022 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of April 26, 2023, as further amended by that certain Sixth Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of July 12, 2023, and as further amended by that certain Seventh Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of November 2, 2023 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has notified Bank that Borrower has entered into that certain Agreement and Plan of Merger in the form attached hereto as Schedule 1 (the “Merger Agreement”), pursuant to which, (i) Kenobi Merger Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly-owned subsidiary of Homology Medicines, Inc., a Delaware corporation (“Homology”), shall be merged with and into Borrower, (ii) the separate corporate existence of Merger Sub shall cease, and (iii) Borrower shall continue as the surviving corporation and as a direct, wholly-owned Subsidiary of Homology ((i) through (iii) collectively, the “Merger”).

D. Borrower has requested that Bank amend the Loan Agreement to (i) consent to the Merger and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

E. Bank has agreed to so consent to the Merger and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 13.1 (Definitions). The following terms and their respective definitions appearing in Section 13.1 are amended in their entirety and replaced with the following:

“  “ 2023 Draw Period B” is the period of time commencing upon the occurrence of 2023 Term B Milestone Event and continuing through the earlier to occur of (a) May 31, 2024, or (b) an Event of Default.”

“  “ 2023 Term B Milestone Event” occurs if and when (if ever) Bank confirms in writing that it has received evidence satisfactory to Bank in its sole and absolute discretion, on or prior to May 31, 2024, that Borrower or Securities Corporation has received, after the Sixth Amendment Effective Date, but on or prior to May 31, 2024, unrestricted and unencumbered net cash proceeds of at least $75,000,000.00 from (a) the issuance and sale of its equity securities to investors satisfactory to Bank and/or (b) a business development transaction satisfactory to Bank; provided that, at least $37,500,000.00 of such net cash proceeds must be received from the issuance and sale of its equity securities to investors satisfactory to Bank.”

3. Consent. Bank hereby consents to the Merger and agrees that the Merger shall not, in and of itself, constitute an Event of Default under Section 7.1 (relative to dispositions), Section 7.2 (relative to changes in business management), Section 7.3 of the Loan Agreement (relative to mergers or acquisitions) and Section 7.7 of the Loan Agreement (relative to distributions and investments), provided that such consent is subject to the following conditions being fulfilled, each to the satisfaction of Bank: (a) Borrower shall be a surviving legal entity after the consummation of the Merger, (b) Securities Corporation shall be a surviving legal entity after the consummation of the Merger and shall remain a wholly-owned Subsidiary of Borrower, (c) Borrower has delivered to Bank, evidence satisfactory to Bank in its sole and absolute discretion that, on or prior to the date of the consummation of the Merger, that Borrower has received, after January 25, 2024, but on or prior to the date of the consummation of the Merger, unrestricted and unencumbered net cash proceeds of at least $42,000,000.00 from the issuance and sale of its equity securities to investors satisfactory to Bank, (d) Borrower shall not assume or incur any Indebtedness or Liens in connection with the Merger, (e) Borrower shall provide Bank with certified copies, dated as of a recent date, of financing statement searches with respect to Merger Sub accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been terminated or released, and (e) no Event of Default shall occur and be continuing, both before and immediately after giving effect to the Merger. The consent provided for herein is a one-time consent relating only to the Merger, and shall not be deemed to constitute an agreement by Bank to any future consent or waiver of the terms and conditions of the Loan Agreement.

4. Additional Covenants. Borrower shall, on or prior to May 25, 2024, (i) deliver to Bank, in form and substance reasonably satisfactory to Bank, a duly executed Control Agreement with respect to each of Borrower’s accounts maintained with Bank of America, (ii) cause Homology to provide to Bank a joinder to the Loan Agreement to cause Homology to become a co-borrower thereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance reasonably satisfactory to Bank (including being sufficient to grant Bank a first priority perfected security interest in the Collateral), (iii) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in Homology, in form and substance satisfactory to Bank, and (iv) provide to Bank all other documentation in form and substance reasonably satisfactory to Bank which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to effect such a joinder to the Loan Agreement.

5. Limitation of Amendments.

5.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

5.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

6.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

6.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3 The organizational documents of Borrower delivered to Bank on December 11, 2020 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law, (b) any material agreement by which Borrower or any of its Subsidiaries is bound, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority (except such Governmental Approvals which has already been obtained or are in full force and effect); and

6.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights and by general equitable principles.

7. Release by Borrower:

7.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2 In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

7.3 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.5 Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a) Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b) Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Amendment are contractual and not a mere recital.

(d) This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8. Updated Perfection Certificate. Borrower has delivered an updated Perfection Certificate in connection with this Amendment (the “Updated Perfection Certificate”) dated as of the date hereof, which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of August 23, 2023. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

9. Ratification of Stock Pledge Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Stock Pledge Agreement by and between Borrower and Bank dated as of December 11, 2020, and acknowledges, confirms and agrees that said Stock Pledge Agreement (a) contains an accurate and complete listing of all Shares (as such term is defined therein) and (b) shall remain in full force and effect.

10. Fees and Expenses. Borrower shall reimburse Bank for all unreimbursed Bank Expenses, including without limitation, all reasonable documented legal fees and out-of-pocket expenses incurred in connection with this Amendment.

11. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflicts of laws principles.

12. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

13. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.

14. Effectiveness. This Amendment shall be deemed effective as of the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BANK		BORROWER

FIRST-CITIZENS BANK & TRUST COMPANY		Q32 BIO INC.

		By:	/s/ Eric Bell
By:	/s/ John Sansone	Name:	Eric Bell
Name:	John Sansone	Title:	SVP Finance and Controller
Title:	Vice President

Schedule 1

[Intentionally Omitted]